SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: August 16, 2005
(Date of earliest event reported)

UNIVERSAL ACCESS GLOBAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28559	36-4408076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o  Duane Morris LLP
227 W. Monroe, Suite 3400
Chicago, Illinois  60606
(Address of Principal Executive Offices)

(312) 499-6700
(Registrant’s telephone number including area code)

200 South Wacker Drive, Suite 1200, Chicago, IL 60606

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events

As previously disclosed, on August 4, 2004, Universal Access Global Holdings Inc. (the “Company) and it four U.S. affiliates filed voluntary petitions for relief under Chapter 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Illinois (the “Court”).  A complete listing of all motions filed in the bankruptcy case may be accessed through the United States Bankruptcy Court for the Northern District of Illinois pacer system (https://ecf.ilnb.uscourts.gov/) using case number 04-B28747 and associated cases.  The Company remains in possession of its assets and properties and continues to operate its businesses as a “debtor-in-possession” pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

Additionally, as previously disclosed, the Company does not intend to continue filing annual and periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In lieu of filing its annual and periodic reports under the Exchange Act, the Company plans to file its monthly operating reports filed with the Court (the “Operating Reports”).  Accordingly, the Company is filing its Operating Report for the period of July 1, 2005 to July 31, 2005, which was filed with the Court on August 16, 2005.  The Operating Report is attached hereto as Exhibit 99.1.

Item 9.01: Financial Statements and Exhibits

Exhibit	Description

99.1	Operating Report for the period of July 1, 2005 to July 31, 2005, filed with the U.S. Bankruptcy Court for the Northern District of Illinois on August 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2005

UNIVERSAL ACCESS GLOBAL HOLDINGS INC.

	By:	/s/ Randall R. Lay
	Its:	Chief Executive Officer

Exhibit Index

Exhibit	Description

99.1	Operating Report for the period of July 1, 2005 to July 31, 2005, filed with the U.S. Bankruptcy Court for the Northern District of Illinois on August 16, 2005.